                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          SUPERIOR UNIFORM GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         SUPERIOR UNIFORM GROUP, INC.

                           10099 Seminole Boulevard
                                 P.O. Box 4002
                            Seminole, FL 33775-0002

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 4, 2001

NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of SUPERIOR UNIFORM GROUP, INC., (the "Company") will be held at the offices of the Company, 10099 Seminole Boulevard, Seminole, Florida, on May 4, 2001 at 10 A.M. (Local Time) for the following purposes:

         1. To elect eight (8) Directors to hold office until the next annual meeting of shareholders and until their respective successors are duly elected or appointed and qualified;

         2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the year 2001; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 14, 2001 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                      By Order of the Board of Directors,
Seminole, Florida, March 23, 2001           ANDREW D. DEMOTT, JR
                                            Secretary

-------------------------------------------------------------------------------

                                   IMPORTANT

           TO ENSURE YOUR REPRESENTATION AT THIS MEETING PLEASE MARK,
                 DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
                              PROMPTLY. THANK YOU.

-------------------------------------------------------------------------------

                      This instrument contains ___ pages.

                          SUPERIOR UNIFORM GROUP, INC.
                            10099 Seminole Boulevard
                            Seminole, Florida 33772

                            PROXY STATEMENT FOR 2001
                         ANNUAL MEETING OF SHAREHOLDERS

         This Proxy Statement is furnished by the Board of Directors of Superior Uniform Group, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the Company's 2001 Annual Meeting of Shareholders, which will be held at 10:00 a.m. Local Time on May 4, 2001 at the offices of the Company, 10099 Seminole Boulevard, Seminole, Florida (the "Meeting").

         Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors. Shares that are not voted, either by casting a ballot in person or by returning a signed proxy, by the shareholders or brokers entitled to vote them, or through abstention, will not be considered in the final tabulation.

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy has been first mailed to shareholders is March 30, 2001.

         The close of business on March 14, 2001 has been designated as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of March 1, 2001, 7,123,327 shares of the Company's common stock, par value $.001 per share, (the "Common Stock") were issued and outstanding. Each shareholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company on the close of business on March 14, 2001 on all matters that come before the Meeting.


                             ELECTION OF DIRECTORS

         The By-Laws of the Company set the size of the Board of Directors at not less than three (3) nor more than eight (8). The Board of Directors currently consists of eight members. Directors hold their positions until the Meeting at which time the term expires, after their respective successors are elected and qualified.

         The Board of Directors recommends that eight (8) Directors be elected at the Meeting to hold office until the Company's annual meeting in 2002 and until their successors shall be duly elected and qualified or until their earlier resignation, removal from office, or death. The Board of Directors unanimously recommends that you vote "FOR" the reelection of Gerald M. Benstock, Alan D. Schwartz, Michael Benstock, Saul Schechter, Peter Benstock, Manuel Gaetan, Ph.D. Sidney Kirschner and Robin Hensley, as Directors, to serve the term as described above. See "Management - Directors and Executive Officers" and "Certain Transactions" for further information on such nominees. In the event any of the nominees should be unable to serve, which is not anticipated, the proxy committee, which consists of Directors Gerald M. Benstock, Alan D. Schwartz and Saul Schechter, will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

         Shareholders may vote for up to eight (8) nominees and the eight (8) nominees receiving the highest number of votes shall be elected. Shareholders may not vote cumulatively in the election of Directors.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names and ages of the Directors and executive officers and the positions they hold with the Company. Executive officers serve at the pleasure of the Board of Directors.

             NAME           AGE                            POSITION

------------------------- ------  ---------------------------------------------

Gerald M. Benstock          70    Chairman, Chief Executive Officer, Director
                                  and a member of the Executive Committee.


Alan D. Schwartz            50    Co-President, Director and a member of the
                                  Executive Committee

Michael Benstock            45    Co-President, Director and a member of the
                                  Executive Committee.



Saul Schechter              67    Executive Vice President, Director and a
                                  member of the Executive Committee.

Peter Benstock              39    Senior Vice President, Director and a member
                                  of the Executive Committee.

Manuel Gaetan, Ph.D.        63    Director and a member of the Audit, Stock
                                  Option and Compensation Committees.

Sidney Kirschner            66    Director and a member of the Audit, Stock
                                  Option and Compensation Committees.

Robin Hensley               44    Director and a member of the Audit, Stock
                                  Option and Compensation Committees.

Andrew D. Demott, Jr.       37    Vice President, Treasurer, Chief Financial
                                  Officer and Secretary

         Gerald M. Benstock is the Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Benstock has served in these positions for more than the past 5 years, and prior to May 1, 1992, served as President of the Company. Mr. Benstock also has served as a Director of the Company since 1951.

         Alan D. Schwartz has served as Co-President of the Company since May 1, 1992. Prior to such date, Mr. Schwartz served as Executive Vice President. Mr. Schwartz has also served as a Director of the Company since 1981.

         Michael Benstock has served as Co-President of the Company since May 1, 1992. Prior to such date, Mr. Benstock served as Executive Vice President of the Company. Mr. Benstock has also been a Director of the Company since 1985.

         Saul Schechter has served as Executive Vice President for more than the past 5 years and has been a Director of the Company since 1957.

         Peter Benstock has served as Senior Vice President since February 7, 1994, formerly Vice President of the Company since May 2, 1990. Mr. Benstock has also been a Director of the Company since 1990.

         Manuel Gaetan, Ph.D., has been a Director of the Company since November 7, 1991. He is President and Chief Executive Officer of MGR Enterprises, Inc. Prior thereto, Dr. Gaetan was President and C.E.O. of Bobbin Blenheim, Inc.

         Sidney Kirschner has been a Director of the Company since September 25, 1996. He has been President and Chief Executive Officer of Northside Hospital, Inc. since 1992. Prior thereto, he served as Chairman of the Board, President and Chief Executive Officer of National Service Industries, Inc. He also currently serves as a director of Fortune Brands, Inc.

         Robin Hensley has been a Director of the Company since August 1, 2000. She is Executive Goal Coach of Personal Construction LLC. Prior thereto, she was Vice President of Patton Construction.

         Andrew D. Demott, Jr. has served as Vice President, Chief Financial Officer and Treasurer since June 15, 1998. Mr. Demott also has served as Secretary since July 31, 1998. Prior to such dates, Mr. Demott served as an Audit Senior Manager with Deloitte & Touche, LLP since September 1995. Prior to that date, Mr. Demott was an Audit Manager with Deloitte & Touche LLP since September 1992.

         No family relationships exist between the Company's Directors, nominees and executive officers, except that Michael Benstock and Peter Benstock are sons of Gerald M. Benstock, and Alan D. Schwartz is his son-in-law. There are no arrangements or understandings between any Director or nominee and any other person concerning service or nomination as a Director.

         The Board has Executive, Audit, Stock Option and Compensation Committees; it does not have a Nominating Committee. The entire Board of Directors functions as a Nominating Committee, and the Board will consider any written recommendations from shareholders for positions on the Board of Directors. Nominations from shareholders should be directed in writing to the Secretary of the Company.

         The current members of the Executive Committee are Messrs. Gerald M. Benstock, Alan D. Schwartz, Michael Benstock, Peter Benstock and Saul Schechter. The current members of the Audit, Stock Option and Compensation Committees are Messrs Manuel Gaetan, Ph.D., Sidney Kirschner and Ms. Robin Hensley.

         The Board of Directors held four meetings during 2000. Directors are compensated on the basis of $1,250 quarterly and $1,000 per meeting attended; Directors attending Audit or Compensation Committee meetings on a day other than the day of the Directors' meeting receive $300 per meeting of such Committee.

         Directors who are full-time employees of the Company receive no extra compensation for their services as Directors.

         The Executive Committee is authorized to act in place of the Board of Directors during periods between Board meetings. It met five times during the year.

         The Audit Committee held two meetings in 2000. The Committee is responsible for certain matters pertaining to the auditing, internal control, and financial reporting of the Corporation, as set forth in the Committee's report below and in its charter included in this proxy statement as Exhibit A. The members of the Committee meet the independence and financial literacy requirements of the American Stock Exchange.

         The Compensation Committee met twice during the year. Its principal function is to make recommendations to the Board of Directors with respect to the compensation of officers and directors.

         The Stock Option Committee met twice during the year. Its principal function is to make recommendations to the Board of Directors with respect to the granting of incentive stock options to officers and key employees.

         In 2000, each incumbent Director attended at least 75% of all meetings of the Board and of each committee for which he/she was a member.

         See "Certain Transactions" for additional information on certain members of management.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

         The following table sets forth, as of December 31, 2000, information as to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company having beneficial ownership of more than 5% of the Company's Common Stock, (ii) each Director, (iii) each executive officer and
(iv) all Directors and executive officers as a group:


----------------------------------------------------------------------------------------------------------
                                              SECURITY OWNERSHIP
----------------------------------------------------------------------------------------------------------
                                                       Amount and Nature of Beneficial          Percent of
Name and Address of Beneficial Owner                   Ownership (1)                            Class
----------------------------------------------------------------------------------------------------------

GERALD M. BENSTOCK                                     1,305,007 (2)(3)(8)                      18.3%
10099 Seminole Blvd.
Seminole, FL  33772

DIMENSIONAL FUND ADVISORS, INC.                        672,100 (4)                              9.4%
1299 Ocean Avenue
Santa Monica, California  90401

GERALD M. BENSTOCK AND MOCHELLE A. STETTNER,           528,062 (2) (6)                          7.4%
as Executors under Will of
Jane Benstock
c/o Siben & Siben
90 East Main Street
Bay Shore, New York  11706

FRANKLIN ADVISERS                                      496,000 (5)                              7.0%
777 Mariner's Island Blvd.
San Mateo, CA

MOCHELLE A. STETTNER                                   423,685 (6) (7)                          5.9%
2331 Lehigh Parkway N.
Allentown, PA 18130


ALAN D. SCHWARTZ                                       201,006 (8)                              2.8%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

MICHAEL BENSTOCK                                       197,872 (8)                              2.8%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

SAUL SCHECHTER                                         160,840  (8)                             2.3%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

PETER BENSTOCK                                         144,835 (8)                              2.0%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

SIDNEY KIRSCHNER                                         5,500 (8)                              0.1%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

MANUEL GAETAN, PH.D.                                     5,400 (8)                              0.1%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

ANDREW D. DEMOTT, JR.                                    8,500 (8)                              0.1%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

All Directors and Executive Officers                 2,028,960 (1)(2)(3)(8)                    28.5%
as a group (8 persons)

--------------

(1) Except as otherwise indicated, all shares are individually held of record with sole voting and investment power or held of record by relative(s) of the named shareholder and the named shareholder has sole or shared voting and investment power.

(2) Gerald M. Benstock and the estate of Jane Benstock may be deemed "associates" as that term is defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended. Mr. Benstock and his sister are co-executors and remaindermen of the estate of Jane Benstock (their mother); the extent of their beneficial interest in or ownership of the Company Common Shares owned by the estate is indeterminable at present. None of the shares held by Mr. Benstock and his sister as executors are included in the listing for Mr. Benstock.

(3) Includes 75,240 shares held of record by Mr. Benstock's wife and 17,850 shares held by a trust in which Mr. Benstock is the trustee and has sole investment power and 1,178,217 shares held by Benstock-Superior Ltd., a limited partnership owned by a trust in which Mr. Benstock is the sole beneficiary and trustee with sole investment power. The trust is the general partner of Benstock-Superior Ltd.

(4) According to a Schedule 13G filed with the Commission, Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under
     Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned by the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(5) According to a Schedule 13G filed with the Commission, Franklin Resources, Inc. ("Franklin"), a registered investment advisor, is deemed to have beneficial ownership of 496,000 shares; all such shares are held in the portfolio of Franklin Advisory Services, Inc. Franklin has sole power to vote and sole disposition power for all shares.

(6) Mochelle A. Stettner and the estate of Jane Benstock may be deemed "associates" as that term is defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended. Mrs. Stettner and her brother are co-executors and remaindermen of the estate of Jane Benstock (their mother); the extent of their beneficial interest in or ownership of the Company Common Shares owned by the estate is indeterminable at present. None of the shares held by Mrs. Stettner and her brother as executors are included in the listing for Mrs. Stettner.

(7) Includes 5,144 shares owned by a Trust of which Mrs. Stettner is a Co-Trustee with two of her adult children and 4,400 shares owned by Mrs. Stettner's husband and 10,000 shares owned by a corporation controlled by her husband, to which Mrs. Stettner disclaims beneficial ownership.

(8) The share ownership given for each of the above includes options, some expiring in 2001, 2002, 2003, 2004 and the balance in 2005, as follows:
     Mr. G. M. Benstock - 33,700 shares; Mr. Schwartz - 38,000 shares; Mr. M. Benstock - 38,000 shares; Mr. P. Benstock - 36,250 shares; Mr. Schechter - 31,500 shares; Dr. Gaetan - 4,500 shares; Mr. Kirschner - 4,500 shares and Mr. Demott - 8,500 shares.

COMPENSATION OF EXECUTIVE OFFICERS

The following table is a summary of the compensation paid or accrued by the Company for the last three fiscal years, for services in all capacities to the Chief Executive Officer and the four other executive officers of the Company who were most highly compensated in the last year.

------------------------------------------------------------------------------------------------------------------------
                                              SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------

                                               ANNUAL COMPENSATION

---------------------------- ------- -------------------------------------------- --------------------- ----------------
                                                                                     LONG TERM
                                                                 OTHER ANNUAL      COMPENSATION            OTHER
NAME AND                                           BONUS         COMPENSATION          AWARDS           COMPENSATION
PRINCIPAL POSITION           YEAR    SALARY ($)    ($)(1)           ($)(2)         OPTIONS (3)(#)        ($) (4),(5)
------------------------     ----    ----------    ------        ------------      --------------       ------------


Gerald M. Benstock,          2000    $201,500       $    --        $11,750           7,250 shares          $293,306
Chairman and CEO             1999     201,500            --         11,750           5,500 shares           294,601
                             1998     201,500        90,000         11,750           5,500 shares           283,780



Alan D. Schwartz,            2000     260,000            --            735           9,000 shares             1,700
Co-President                 1999     250,000        70,000            735           6,000 shares                --
                             1998     240,000        90,000            735           6,000 shares                --


Michael Benstock,            2000     260,000            --            735           9,000 shares             1,700
Co-President                 1999     250,000        70,000            735           6,000 shares                --
                             1998     230,000        90,000            735           6,000 shares                --


Saul Schechter, Executive    2000     218,000            --            735           7,500 shares               800
Vice President               1999     212,000        45,000            735           5,000 shares                --
                             1998     204,500        70,000            735           5,000 shares                --


Peter Benstock, Senior       2000     185,000            --            735           9,000 shares             1,700
Vice President               1999     170,000        60,000            735           6,000 shares                --
                             1998     155,000        75,000            735           6,000 shares                --

---------------
(1) Cash bonus payments pursuant to an officers bonus pool as determined by the Compensation Committee and described further in the Report of the Compensation Committee and Stock Option Committee beginning on page 13 of the Proxy Statement.

(2)  Automobile allowance provided to executive officers.

(3) Options granted in 1998, 1999 and 2000 were for a period of five years expiring on February 5, 2003, February 4, 2004, and February 3, 2005, respectively, issued under the Company's 1993 Incentive Stock Option Plan.

(4) The Company paid these net premiums under a Split-Dollar Life Insurance Agreement on behalf of Gerald M. Benstock for the benefit of the Benstock Family Insurance Trust. On January 14, 1991, the Company entered into a Split-Dollar Life Insurance Agreement (the "Agreement") with the Benstock Family Insurance Trust, Michael Benstock and Alan D. Schwartz, Trustees (the "Trust"), pursuant to which the Company has agreed to advance certain sums to the Trust, without interest, to be used to pay the premiums on a life insurance policy obtained from Phoenix Home Life Mutual Insurance Company in the amount of $10,000,000 on the lives of Gerald M. Benstock and M. Joan Benstock, his spouse. In 1993, an additional $2,000,000 was added to the trust under an insurance policy from MassMutual Life Ins. Co. on the life of Gerald M. Benstock. The Trust was established and the policies obtained for estate planning purposes. Under the terms of the Agreement, the Company is obligated to advance that portion of the premium relating to Mr. Benstock, individually, so long as such premiums are payable under the policy. As of December 31, 2000, the Company had advanced $293,306 in aggregate for 2000 to the Trust. The Trust has assigned to the Company its interest in the policies as security for repayment of advances. Advances are repayable only upon (1) the death of the survivor of Mr. Benstock and his spouse, (2) the surrender of the policies by the Trust, or (3) the termination of the Agreement prior to the death of Mr. Benstock and his spouse.

(5) The amounts for 2000 include a matching contribution on 401(k) deferrals in the amount of $ 1,700 for Mr. Schwartz, $1,700 for Mr. M. Benstock, $800 for Mr. Schechter, and $ 1,700 for Mr. P. Benstock.


The following table details stock option grants made by the Company to the Chief Executive Officer and the four other most highly compensated executive officers of the Company.


                                    STOCK OPTION GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------------------------------
                                                                                    Potential Realizable
                                                                                    Value at Assumed Annual
                                                                                    Rates of Stock Price
                                                                                    Appreciation for Option
Individual Grants                                                                   Term (1)
(a)                        (b)           (c)            (d)          (e)            (f)            (g)
-------------------------- ------------- -------------- ------------ -------------- -------------- ----------
                           # of
                           Securities    % of Total
                           Underlying    Options        Exercise
                           Options       Granted to     or Base
                           Granted       Employees in   Price        Expiration
Name                       (#) (2)       Fiscal Year    ($/Sh.)      Date           5% ($)         10% ($)
-------------------------- ------------- -------------- ------------ -------------- -------------- ----------

Gerald M. Benstock         7,250             3.0%       $ 9.213      2/3/2005       77,494          97,788


Alan D. Schwartz           9,000             3.7%         8.375      2/3/2005       96,200         121,392

Michael Benstock           9,000             3.7%         8.375      2/3/2005       96,200         121,392
Saul Schechter             7,500             3.1%         8.375      2/3/2005       80,166         101,160

Peter Benstock             9,000             3.7%         8.375      2/3/2005       96,200         121,392

---------------
(1) Based on five year option term and annual compounding. The 5% and 10% calculations are set forth in compliance with the Securities and Exchange Commission rules. The Company does not necessarily believe that the appreciation calculations in compliance with the rules are indicative of future stock option values.

(2) The grants described in this column were granted by the Company in 2000 pursuant to the Company's 1993 Stock Option Plan. The executive officers are considered for stock option grants by the Stock Option Committee on the same basis as all other employees of the Company. The grants are exercisable until February 3, 2005.

The following table details aggregated stock option exercises in 2000 and stock option values as of December 31, 2000 for unexercised stock options held by the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

-----------------------------------------------------------------------------------------------------------------------------------
                                             AGGREGATED STOCK OPTION EXERCISES IN 2000
                                          AND STOCK OPTION VALUES AS OF DECEMBER 31, 2000
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   VALUE OF UNEXERCISED
                            SHARES                                    NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT FY-END
                            ACQUIRED   ON                             OPTIONS AT FY-END (#)        ($)(1)
NAME                        EXERCISE (#)       VALUE REALIZED ($)         EXERCISABLE              EXERCISABLE
--------------------------- ------------------ ---------------------- ---------------------------- --------------------------------

Gerald M. Benstock               -                   -                      7,250                       -
                                 -                   -                      5,500                       -
                                 -                   -                      5,500                       -
                                 -                   -                      6,600                       -
                                 -                   -                      8,850                       -


Alan D. Schwartz                 -                   -                      9,000                       -
                                 -                   -                      6,000                       -
                                 -                   -                      6,000                       -
                                 -                   -                      7,250                       -
                                 -                   -                      9,750                       -


Michael Benstock                 -                   -                      9,000                       -
                                 -                   -                      6,000                       -
                                 -                   -                      6,000                       -
                                 -                   -                      7,250                       -
                                 -                   -                      9,750                       -


Saul Schechter                   -                   -                      7,500                       -
                                 -                   -                      5,000                       -
                                 -                   -                      5,000                       -
                                 -                   -                      6,000                       -
                                 -                   -                      8,000                       -

Peter Benstock                   -                   -                      9,000                       -
                                 -                   -                      6,000                       -
                                 -                   -                      6,000                       -
                                 -                   -                      7,250                       -
                                 -                   -                      8,000                       -

---------------
(1) At fiscal year end December 31, 2000, the closing stock price was $8.13 per share on the American Stock Exchange. The numbers shown reflect the value of unexercised options accumulated between 1996 and 2000. The stock options described are options granted under the Company's 1993 Stock Option Plan.

Since 1942, the Company has had a retirement plan (the "Basic Plan") which has been qualified under the Internal Revenue Code. The Basic Plan is a "defined benefit" plan, with benefits normally beginning at age 65, is non-contributory by an employee, and the Company's contributions are not allocated to the account of any particular employee. All employees of the Company (except employees included in a retirement plan negotiated as part of a union contract) are eligible to participate in the Basic Plan. The Company also commenced effective November 1, 1994, the Superior Uniform Group, Inc. Supplemental Pension Plan (the "Supplemental Plan") available to certain eligible employees of the Company. Retirement benefits available under the Supplemental Plan are based on the same provisions as in the qualified plan but ignore the salary limitations imposed by the Internal Revenue Service ($170,000 in 2000). Accordingly, all eligible employees, regardless of earnings, will receive exactly the same formula distribution upon retirement. The following table shows estimated annual retirement benefits for the Basic Plan and Supplemental Plan (the "Plan") combined, which are payable to employees of the Company upon retirement in specified compensation and years of service classifications.

------------------------------------------------------------------------------
                               PENSION PLAN TABLE
------------------------------------------------------------------------------
                       TOTAL YEARS OF SERVICE AT RETIREMENT (AGE 65 IN 2006)
                       -------------------------------------------------------
REMUNERATION              10             15               20        25 OR MORE
                       -------        -------         --------       --------

(2001)

$125,000               $13,270        $19,906         $ 26,541       $ 33,176

 150,000                16,520         24,781           33,041         41,301

 175,000                19,770         29,656           39,541         49,426

 200,000                23,020         34,531           46,041         57,551

 225,000                26,270         39,406           52,541         65,676

 250,000                29,520         44,281           59,041         73,801

 300,000                36,020         54,031           72,041         90,051

 350,000                42,520         63,781           85,041        106,301

 400,000                49,020         73,531           98,041        122,551

 450,000                55,520         83,281          111,041        138,801

 500,000                62,020         93,031          124,041        155,051

         The above table shows a projected annual single life annuity with annual retirement benefits which would accrue for various periods of employment at various compensation levels, assuming constant earnings in all future years, continuous employment until age 65, and no change in 2000 Covered Compensation Level. The Plan provides benefits based on years of service and earnings above and below the covered Compensation Base. The normal monthly retirement benefit is 17.5% of an employee's average monthly compensation during the highest paid five years of the ten years immediately preceding retirement up to his Covered Compensation Base plus 32.5% of such average monthly compensation in excess of his Covered Compensation Base, reduced in the event such employee has less than 25 years of service. An employee's compensation includes over-time pay, commissions and any bonus received and therefore includes executive officers compensation as described in Salary and Bonus in the Summary Compensation Table shown above. Of the five most highly compensated executive officers, Mr. G. Benstock, Mr. Schechter and Mr. Schwartz have the maximum years of service credited and Mr. M. Benstock and Mr. P. Benstock have 22 and 18 years service respectively credited under the Plan. The Basic Plan was amended as of November 1, 1989. Prior to the amendment, the Basic Plan provided benefits based on years of service and earnings in excess of the Covered Compensation Base (the wage bases on which maximum Social Security taxes are payable). Benefits accrued to November 1, 1989, under the Basic Plan prior to the recent amendment would be paid, if higher than the sums set forth above.

REPORT OF THE COMPENSATION COMMITTEE, STOCK OPTION COMMITTEE AND AUDIT
COMMITTEE

         The following sections regarding "Report of the Compensation Committee and Stock Option Committee", "Report of the Audit Committee" and the"Performance Graph" are not deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation 14A under the Securities Exchange Act of 1934, or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

        REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE

         The following report was prepared by independent Directors Sidney Kirschner, Robin Hensley and Manuel Gaetan, Ph.D., as the members of the Company's Compensation Committee and Stock Option Committee:

         Annual compensation (other than stock option grants) for the executive officers of the Company are determined by the Compensation Committee of the Company. Stock option grants will be made pursuant to the Company's 1993 Incentive Stock Option Plan, at the discretion of the Stock Option Committee, to the Company's officers and other key employees. The usual components of the annual compensation paid to all of the Company's executive officers are (i) base salary; (ii) a cash bonus awarded pursuant to an informal bonus pool arrangement for Company officers as established by the Compensation Committee;
(iii) allocations of contributions made by the Company to the respective accounts of the executive officers under its pension plans; (iv) matching contributions under the Company's 401(k) plan; (v) stock option grants awarded by the Stock Option Committee; (vi) a car allowance; and (vii) for the Chief Executive Officer, advances pursuant to the Split Dollar Insurance arrangement described in footnote 4 of the summary compensation table of this Proxy Statement. Each of these components of annual compensation are determined based upon a variety of factors, most of which are subjective.

         The base salaries of the Chief Executive Officer and all other executive officers of the Company are determined each year by the Compensation Committee based on factors and criteria consisting of comparison of similarly situated officers of similar companies, comparison of similarly situated officers of companies of similar size in the locale of the Company, years of service, assigned responsibilities, individual performance, growth of the Company, profitability of the Company and increases in the cost of living. In this connection, each year the Compensation Committee determines, after consultation with the Chief Executive Officer and other executive officers, an overall goal by which the aggregate amount of base salary increases for all employees of the Company, including the Chief Executive Officer and all other executive officers are not generally exceeded. Within such overall goal, individual allocations are then made within each department of the Company such that the aggregate base salaries paid to each member of that department generally comply with the target levels for that department. Generally, the same allocations within the same overall goal is made by the Compensation Committee with respect to the Chief Executive Officer and the other executive officers of the Company.

         During the first quarter of each fiscal year of the Company, the Compensation Committee establishes the guidelines for an informal bonus pool in which the Chief Executive Officer, all executive officers and all corporate managers are entitled to participate with a bonus, based upon varying percentages of the base salaries of all executive officers and all corporate managers of the Company, linked to annual pre-tax earnings as a percentage of annual net sales on a graduated basis. Individual allocations are then made by the Compensation Committee with respect to all executive officers of the Company, including the Chief Executive Officer. Criteria and factors for the individual allocations are based on responsibilities, individual performance and direct and indirect contribution to the profitability of the Company.

         Inasmuch as each of the Company's pension plans cover all full-time employees (as defined in the Plan) of the Company, awards to all the executive officers under such plan are made on the same basis as are awards of all other participants.

         Stock option grants to all executive officers and other key employees of the Company, including the Chief Executive Officer, are made at the discretion of the Stock Option Committee pursuant to the Company's Stock Option Plan. Factors and criteria used by the Stock Option Committee in the award of stock options included individual responsibilities, individual productivity, individual performance, direct and indirect contribution to the profitability of the Company. Any benefits derived from each stock option granted under the Stock Option Plan is directly attributable to any future increase in the value of the Company's common stock.

         The automobile allowance awarded to each of the 5 most highly compensated executive officers of the Company has remained similar for the last 3 fiscal years of the Company. The automobile allowance is relatively minimal and is the same for each such executive officer. The allowance awarded to the Chief Executive Officer recognizes the title, function and responsibilities of the Chief Executive Officer and the manner in which he represents the Company.

         Except with respect to the car allowance and the advances made annually to the split dollar insurance arrangement on behalf of the Chief Executive Officer, all other annual compensation awarded to the Chief Executive Officer was done on a similar basis, and with similar factors and criteria, as employed with respect to all other executive officers of the Company.

BY:  Manuel Gaetan, Ph.D., Robin Hensley and Sidney Kirschner

                         Report of the Audit Committee

The Audit Committee developed and adopted a charter in 2000, to set forth its responsibilities, which was approved by the full Board. A copy of the charter, which reflects standards set forth in new SEC regulations and AMEX rules, is attached as Exhibit A to this proxy statement.

As required by the charter, the Audit Committee reviewed the Company's audited financial statements and met with management, as well as with Deloitte & Touche LLP, the Company's independent auditors, to discuss the financial statements.

The Audit Committee received from Deloitte & Touche LLP the disclosures required by the Independence Standards Board Standard No. 1. regarding their independence and the report regarding the results of their audit. In connection with its review of the financial statements and the auditors' disclosures and report, the members of the Audit Committee discussed with a representative of Deloitte & Touche LLP their independence, as well as the following pursuant to Statement on Auditing Standards No. 61:

o the auditors' responsibilities in accordance with generally accepted accounting standards;

o the initial selection of, and whether there were any changes in, significant accounting policies or their application;

o    management's judgments and accounting estimates;

o    whether there were any significant audit adjustments;

o    whether there were any disagreements with management;

o    whether there were any consultations with other accountants;

o whether there were any major issues discussed with management prior to the auditors' retention;

o    whether the auditors encountered any difficulties in performing the audit;
     and

o the auditor's judgments about the quality of the Corporation's accounting policies.

Based on its discussions with management and the Company's independent auditors, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the financial statements be approved for inclusion in the Annual Report on Form 10-K for the period ended December 31, 2000 for filing with the Securities and Exchange Commission.

BY: Robin Hensley, Manuel Gaetan, Ph.D. and Sidney Kirschner

PERFORMANCE GRAPH

         COMPARISON OF FIVE YEAR CUMULATIVE RETURN* AMONG SUPERIOR UNIFORM GROUP, INC., S&P 500 INDEX AND S&P TEXTILE APPAREL MANUFACTURERS INDEX**


         The following graph, based on data provided by Standard & Poor, shows changes in the value of $100 invested in December 31, 1995 of: (a) shares of Company common stock; (b) the S&P 500 Index; and (c) the S&P Textile Apparel Manufacturers Index. Total shareholder returns from each investment can be calculated from the year-end investment values shown in the table beneath the graph provided below.

              (THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH
                           IN THE PRINTED MATERIAL.)


                                                   INDEXED RETURNS
                          Base                      Years Ending
                          Period
Company / Index           Dec 95     Dec 96    Dec 97    Dec 98    Dec 99    Dec 00
-----------------------------------------------------------------------------------

SUPERIOR UNIFORMS INC     100        144.98    177.58    166.55    108.23    104.17
S&P 500 INDEX             100        122.96    163.98    210.85    255.21    231.98
TEXTILES (APPAREL)-500    100        137.39    148.17    128.22     95.69    113.66


---------------
*     Total return assumes reinvestment of dividends.

**    Fiscal year ending December 31st.

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Company's Compensation Committee and the Stock Option Committee are Sidney Kirschner, Robin Hensley and Manuel Gaetan, Ph.D. No individual has at any time been an officer of the Company.

CERTAIN TRANSACTIONS

         As authorized by Section 607.0850(12) of the Florida Business Corporation Act, the Company maintains insurance to indemnify it and its Directors and officers from certain liabilities to the extent permitted by law; such insurance is in the face amount of $10,000,000 with Federal Insurance Company, under contract dated August 27, 2000 at an annual premium of $56,667. No sums have been paid or sought under any such indemnification insurance.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership in the Company's Common Stock. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during the last fiscal year, all of the Company's officers, directors and greater than ten percent beneficial owners were in compliance with the Section 16(a) filing requirements except as follows: Form 5's were filed late for Alan Schwartz regarding the acquisition of 1,250 shares by bequest; Michael Benstock regarding correction of the total number of shares beneficially owned; Robin Hensley regarding the initial statement of beneficial ownership of securities; and Manuel Gaetan and Sidney Kirschner regarding the Company's annual grants of stock options to non-employee directors.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has, subject to ratification by the Company's shareholders, appointed Deloitte & Touche LLP, independent certified public accountants, to audit the financial statements of the Company for the year ending December 31, 2001; said firm has served as the Company's auditors for more than 30 years. The appointment was made on the recommendation of the Audit Committee.

         The fees for services provided by Deloitte & Touche LLP to the Company in 2000 were $135,500 for its audit of the annual financial statements, for the year ended December 31, 2000, its review of the financial statements contained in the Company's quarterly reports on Form 10-Q for 2000 and its audit of the Company's pension plans and $6,075 for all other services. The Audit Committee has determined that the provision of the services covered in "all other services" was compatible with maintaining Deloitte & Touche LLP's independence.

         The Company expects representatives of Deloitte & Touche LLP to be present at and available to respond to appropriate questions at the Annual Meeting. Representatives of Deloitte & Touche LLP will have the opportunity to make a statement if they so desire.

         Shareholder ratification of the Company's independent certified public accountants is not required by the Company's By-Laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice and unanimously recommends a vote "FOR" such ratification of the appointment of Deloitte & Touche LLP, independent certified public accountants, to serve as the Company's auditors for the year 2001. If the shareholders do not ratify this appointment, the Audit Committee will consider recommending to the Board of Directors the appointment of other auditors.

                                 OTHER BUSINESS

         Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for shareholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

                           SHAREHOLDER PROPOSALS FOR
                    PRESENTATION AT THE 2001 ANNUAL MEETING

         If a shareholder desires to present a proposal for action at the annual meeting of shareholders to be held in 2002, and such proposal conforms to the rules and regulations of the Securities and Exchange Commission and is in accordance with other federal laws as well as the laws of the State of Florida, such proposal must be received by the Company by November 30, 2001, to be included in the Company's Proxy Statement and proxy for such 2002 meeting. In addition, the proxy solicited by the Board for the 2002 annual meeting will confer discretionary authority to vote on any shareholder proposal presented at that meeting unless the Company receives notice of such proposal not later than February 13, 2002.

                                        By Order of the Board of Directors

                                        /s/ Andrew D. Demott, Jr.
                                        ---------------------------------------
                                        ANDREW D. DEMOTT, JR.
                                        Secretary

                                        Dated:  March 23, 2001

                                                                      EXHIBIT A


                            AUDIT COMMITTEE CHARTER

ROLE AND INDEPENDENCE

The audit committee of the Board of Directors assists the Board in fulfilling its responsibility for the safeguarding of assets and oversight to the quality and integrity of the accounting, auditing and reporting practices of the corporation and such other duties as directed by the Board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with their individual exercise of independent judgment. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants and management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. This charter shall be reviewed and updated annually.

RESPONSIBILITIES

The audit committee's primary responsibilities include:

o Primary input into the recommendation to the Board for the selection and retention of the independent accountant who audits the financial statements of the corporation. In so doing, the committee will discuss and consider the auditors written affirmation that the auditor is in fact independent, will discuss the nature and rigor of the audit process, receive and review all reports and will provide to the independent accountant full access to the committee (and the Board) to report on any and all matters appropriate.

o Review of financial statements (including quarterly reports) with management and the independent auditor. It is anticipated that these discussions will include quality of earnings, discussions of significant items subject to estimate, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments whether or not recorded and such other inquiries as may be appropriate.

o Discussion with management and the auditors of the quality and adequacy of the Company's internal controls.

o Discussion with management of the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

o Reporting on audit committee activities to the full Board and issuance annually of a summary report (including appropriate oversight conclusions) suitable for submission to the shareholders.

                          SUPERIOR UNIFORM GROUP, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints GERALD M. BENSTOCK, SAUL SCHECHTER, and ALAN D. SCHWARTZ, or any one of them, as proxies with full power of substitution, to represent and to vote the shares of the undersigned at the Annual Meeting of Shareholders to be held at 10 A.M. (local time) on Friday, May 4, 2001 at the offices of the Company, 10099 Seminole Blvd., Seminole, Florida, and at any adjournment or postponement thereof, as instructed on the reverse side.

                        (Continued on the reverse side)



        The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

                                                                 WITHHOLD
                                                        FOR       FOR ALL
                                                        [ ]         [ ]


PROPOSAL 1. To elect eight Directors as set forth in the Proxy Statement: Gerald M. Benstock, Alan D.
Schwartz, Michael Benstock, Saul Schechter, Peter
Benstock, Manuel Gaetan, Sidney Kirschner and Robin
Hensley.

Instructions: To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided below.

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------


PROPOSAL 2. To ratify the appointment of Deloitte &     FOR   AGAINST   ABSTAIN
Touche LLP as the Company's independent auditors for    [ ]     [ ]       [ ]
the year 2001.

--------------------------------------------------------------------------------

OTHER BUSINESS. The Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please check this box if you plan to attend the Annual Meeting of Shareholders
[ ]

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If not otherwise specified, this proxy will be voted FOR Proposal 1 and 2.


------------------------------------------------
                  Signature(s)

Note: Please sign your name exactly as it appears at left. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.

Please sign, date and return this proxy promptly in the enclosed business reply envelope.

Date:
      ------------------------------------------